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                                                                    EXHIBIT 99.1

FOR RELEASE THURSDAY, MARCH 21, 2002 AT 12:01 A.M.

ALKERMES AND RELIANT PHARMACEUTICALS ANNOUNCE MERGER

     -- MARKETED PRODUCTS AND COMMERCIAL INFRASTRUCTURE ACCELERATE ALKERMES'
                GROWTH INTO INTEGRATED PHARMACEUTICAL COMPANY --

CAMBRIDGE, MA AND LIBERTY CORNER, NJ -- MARCH 21, 2002 -- Alkermes, Inc. (Nasdaq: ALKS) and Reliant Pharmaceuticals, LLC ("Reliant") today announced that the Board of Directors of Alkermes and the Board of Managers of Reliant have each unanimously approved a definitive merger agreement between the two companies. The merger unites Reliant's three marketed product brands, product development pipeline, extensive U.S. sales and marketing infrastructure and management team with Alkermes' advanced drug formulation and development capabilities, pipeline of proprietary and partnered products and manufacturing capabilities to create a rapidly growing integrated pharmaceutical company.

The transaction is structured as a tax-free exchange of equity, in which non-Alkermes equity holders of Reliant will receive a total of 31.07 million shares of Alkermes stock or approximately 31% of the outstanding shares of the new company post-closing. Based upon the March 20, 2002 closing market price for Alkermes of $30.05 per share, the purchase price for the portion of Reliant not already owned by Alkermes is $934 million.

Reliant brings rights to five currently marketed products based on three well-recognized prescription pharmaceutical brands: Lescol(R), DynaCirc(R) and Axid(R). Lescol(R) and Lescol(R) XL participate in the rapidly expanding $11 billion U.S. market for statin-based cholesterol management - combining effective treatment for the majority of patients requiring statin therapy with a best-in-class safety profile. DynaCirc(R) and DynaCirc CR(R) compete in the $4.6 billion U.S. calcium channel blocker market with a product profile comparable to that of the market leader. Axid(R) competes in the $1.7 billion U.S. H2-histamine blocker market for the treatment of gastroesophageal reflux disease
(GERD) and peptic ulcer. Reliant's sales and promotional revenue from these products was $277 million in 2001.


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Reliant has three additional product candidates in development. Its drug development efforts have focused primarily on the reformulation and improvement of currently marketed compounds with proven safety and efficacy. Last month, Reliant announced the acquisition of the North American rights to the antiviral MIV-606, a new chemical entity developed by Sweden-based Medivir AB for the treatment of herpes zoster. This product candidate is currently in Phase II clinical trials.

"This merger is a major step in the execution of our strategy to become an integrated pharmaceutical company," said Richard Pops, Alkermes CEO. "By adding Reliant's highly experienced management team, its proven sales and marketing infrastructure and exciting drug development pipeline, Alkermes continues its evolution from a leading drug delivery company to a fast growing, integrated pharmaceutical company well positioned to bring important therapeutic products to patients and physicians."

Following completion of the merger, which is subject to the approval of Alkermes' shareholders and the Reliant members, regulatory approval and other customary closing conditions, the new company will be named Alkermes, Inc., with headquarters remaining in Cambridge, Massachusetts. Reliant Pharmaceuticals will become a wholly-owned subsidiary of Alkermes based in Liberty Corner, New Jersey. Richard F. Pops will be the Chief Executive Officer of Alkermes. David
A. Broecker will continue in his role as President and Chief Operating Officer of Alkermes and Joseph J. Krivulka, President and co-founder of Reliant, will continue in his role as President of Reliant.

"Alkermes' people, technologies, product development experience and pipeline are an excellent strategic fit for Reliant," commented Joe Krivulka, President and co-founder of Reliant. "From inception, our goal has been to build a significant pharmaceutical company by acquiring and developing innovative, patented ethical pharmaceutical products and commercializing them through our marketing and sales organization. With Alkermes, we accelerate our business plan by leveraging advanced formulation technologies, product development and manufacturing experience, new pipeline products and extensive collaborative relationships in the pharmaceutical and biotechnology industries."


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Alkermes' seven member Board of Directors will be expanded to include four new members: Fred Craves, Managing Director of Bay City Capital, LLC, Joe Krivulka, President of Reliant, Mark Hoplamazian, Senior Vice President of The Pritzker Organization, LLC and Tom Pritzker, Chairman of Hyatt Corporation and President of The Pritzker Organization, LLC. Bay City Capital, LLC is a private merchant bank focusing exclusively on the life sciences industry, including the pharmaceutical, biomedical, diagnostic device, and nutrition and agribusiness sectors. The Pritzker Organization, LLC provides merchant banking, advisory and consulting services to the Pritzker family business interests. Bay City Capital, LLC and the Pritzker family business interests are the majority owners of Reliant.

"We are fully committed to working with the Alkermes team to build a new organization that combines the strengths of Reliant's proven commercial organization with Alkermes' novel products and technologies," stated Tom Pritzker, a member of the Reliant Board. "We are dedicated to building long-term value for Alkermes' shareholders and believe this merger is a key step toward maximizing the value of both companies."

The combined entity will have an extensive portfolio of partnerships with leading pharmaceutical and biotechnology companies, including Eli Lilly, Genentech, GlaxoSmithKline, Johnson & Johnson, Novartis and Serono. These partnerships will continue to play an integral role in the execution of the new company's strategy, as the basis for the development of innovative, high value product candidates, the funding and commercialization of new drug delivery technologies and the establishment of additional collaborative relationships with the potential to yield other business opportunities.

Reliant was founded in 1999, to market branded, patent protected, ethical pharmaceutical products to primary care and targeted specialty physicians in the U.S. Reliant currently markets three branded product lines: Lescol(R) (fluvastatin sodium) and Lescol(R) XL, extended-release tablets, developed by Novartis for cholesterol management; DynaCirc (isradipine) and DynaCirc CR(R), an extended-release formulation, also developed by Novartis for the treatment of hypertension; and Axid(R) (nizatidine) developed by Eli Lilly for the treatment of GERD and peptic ulcers. Reliant develops and implements sophisticated life cycle management strategies to extend marketing exclusivity or provide additional patent protection for its products.


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Reliant is a privately-held company owned primarily by the Pritzker family business interests, Bay City Capital, Alkermes, Inc., management and members of its Board of Managers. Reliant manages a sales force of approximately 750 people with 80 regional and district managers complemented by a 30-person national accounts team. This selling effort is supported by nearly 100 marketing, clinical, regulatory and support staff based at its headquarters in Liberty Corner, New Jersey.

Alkermes is a leader in the development of products based on sophisticated drug delivery technologies. It has several areas of focus, including (i) controlled, sustained-release of injectable drugs lasting several days to several weeks, using its ProLease(R) and Medisorb(R) technologies and (ii) the development of pharmaceutical products based on its proprietary AIR(TM) pulmonary technology. In addition to its Cambridge, Massachusetts, headquarters, research and manufacturing facilities, Alkermes operates research and manufacturing facilities in Ohio and a medical affairs office in Cambridge, England.

ADDITIONAL INFORMATION

In connection with the proposed Alkermes/Reliant merger, a joint proxy statement/prospectus will be filed with the Securities and Exchange Commission (the "SEC"). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of the joint proxy statement/prospectus (when it is available) and other documents filed by Alkermes with the SEC at the SEC's website at www.sec.gov. The joint proxy statement/prospectus (when it is available) and these other documents may also be obtained for free from Alkermes by calling Alkermes at
(617) 494-0171 and on the Alkermes website at www.alkermes.com.

Alkermes and its directors, executive officers and certain other members of management and employees may be soliciting proxies from its shareholders in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Alkermes shareholders in connection with the proposed Alkermes/Reliant merger is set forth in Alkermes' proxy statement for its annual 2001 meeting, dated June 22, 2001 and filed with the SEC on June 28, 2001. Additional information will be set forth in the joint proxy statement/prospectus when it is filed with the SEC.


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Certain statements set forth above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe that such statements are based on reasonable assumptions within the bounds of our knowledge of our business and operations, there can be no assurance that: (i) Alkermes and Reliant's businesses will be integrated successfully or that planned synergies will be achieved; (ii) the market for the sale of their products will develop as expected; (iii) development of their product candidates will proceed as planned; (iv) Alkermes shareholders will approve the merger or the other closing conditions will be satisfied; and (v) prior to the closing of the proposed transaction, the businesses of the companies will not suffer due to uncertainty or other factors.

The businesses of Alkermes and Reliant are subject to significant risks and there can be no assurance that actual results of product development activities and sales and marketing efforts, as well as their results of operations will not differ materially from expectations. For information with respect to other factors that could cause actual results to differ from expectations, reference is made to the reports filed by Alkermes with the SEC under the Securities Exchange Act of 1934, as amended.

Alkermes is hosting a live webcast at 9:00 a.m. Eastern time today, March 21, 2002. The webcast can be accessed by going to the Alkermes website at www.alkermes.com and clicking on the investor relations tab. The webcast will be archived and available for replay through the close of business on Thursday, March 28, 2001.

Contacts:
Rebecca Peterson                    Lawrence A. Gyenes
Director, Investor Relations        Executive Vice President and Chief Financial Officer
Alkermes, Inc.                      Reliant Pharmaceuticals, LLC
(617) 583-6378                      (908) 542-4402

Lisa Burns                          Justin Jackson
Burns McClellan                     Burns McClellan
(212) 213-0006                      (212) 213-0006

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